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                                                                    Exhibit 10.8

                       AGREEMENT FOR CONSULTING SERVICES
                       ---------------------------------


THIS CONSULTING AGREEMENT ("Agreement") is entered into on February 8, 1996, by Exel Limited ("Exel") and John W. Weiser ("Consultant").

1. SERVICES. Consultant agrees to perform for Exel the consulting services ("Services") described in Section A, during the period described in Section B, of Attachment I hereto (by this reference made a part hereof).

2. COMPENSATION, EXPENSES, RECEIPTS. For satisfactory performance of the Services, Exel shall pay to Consultant the compensation provided for in Section C of Attachment I. Consultant shall submit to Exel, for its approval, a detailed statement of the Services performed, including the dates worked, and the costs related thereto (including Exel authorized travel and communication expenses). Within thirty days after receipt of Consultant's statement, Exel shall approve and pay the same or notify Consultant that it disapproves in whole or in part Consultant's statement, and the reasons for such disapproval. Consultant shall be responsible for withholding and paying all income and other taxes due in respect of such compensation.

3. INDEPENDENT CONTRACTOR. Consultant shall operate as and have the status of an independent contractor and shall not act as or be an employee of Exel. Consultant shall not be entitled to Worker's Compensation. Consultant shall, however, be afforded protection under Exel's corporate general liability insurance program to the extent that such third party liability as the Consultant incurs arises out of the performance of the Services under this Agreement.

4. DATA. Exel shall have a permanent, assignable, non-exclusive, royalty-free license to use any concept furnished to Exel by Consultant, or otherwise conceived or developed by Consultant in the performance of the Services.

5. TERMINATION. Unless the parties earlier terminate this Agreement by mutual consent, this Agreement shall terminate on November 30, 1996. If the Agreement is terminated, Consultant will be paid the compensation due for the actual period of time services were performed. By mutual agreement, the parties may extend the term of this Agreement.




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6.   CONFIDENTIALITY. Consultant will not divulge to third parties, without the written consent of Exel, any information obtained from or through Exel, or developed or obtained by Consultant, in connection with the performance of this Agreement unless (a) the information is known to Consultant prior to obtaining it from Exel, (b) the information is, at the time of discovery by Consultant, then in the public domain, or (c) the information is obtained by Consultant from a third party who did not receive it directly or indirectly from Exel. This confidentiality obligation shall survive the termination of this Agreement for five years.

7. PERSONAL PERFORMANCE OF SERVICES. Unless otherwise agreed by Exel in writing, Consultant shall personally perform the services specified herein.

8. GENERAL. Section headings are provided for convenience only and do not modify the terms hereof. This Agreement: 1) is the entire agreement between the parties and supersedes all prior or contemporaneous agreements related to the subject matter hereof, 2) may be modified only in writing, 3) shall be governed by Bermuda law, 4) may be executed by separately signed and/or telecopied counterparts having authorized signatures, and 5) incorporates the additional provisions set forth in the annexed Attachment.


                                                 Exel Limited


                                                 By: /s/
                                                    --------------------


                                                 Consultant


                                                 By: /s/
                                                    --------------------






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A.  DESCRIPTION OF SERVICES
    -----------------------

    As authorized by Exel, Consultant shall provide advice in the area of strategic alliances and general business transactions.

B.  PERIOD OF PERFORMANCE
    ----------------------

    The period of performance of the Services shall commence as of February 9, 1996, and shall continue through November 30, 1996, unless sooner terminated or extended pursuant to Paragraph 5 of the Agreement.

C.  COMPENSATION
    ------------

    1. Exel shall pay to Consultant a sum of $2,000 per day, payable against a retainer of $100,0000 for the period February 9 through November 30, 1996, for performance of the services described in Section A above.

    2. Travel expenses (hotel, meals, airline tickets, taxis, etc.) incurred by Consultant in the performance of the services when such travel is necessary and appropriate for the services or when otherwise approved by Exel in writing. Expenses incurred must be supported by airline ticket stubs, hotel bills, restaurant receipts, etc. Exel may withhold reimbursement for any unsupported expenses. Claims for reimbursement of taxi fares of $75.00 or more and any other single expenditure of $75.00 or more must be supported by original receipts.

    3.  Other expenses incurred with the prior written approval of Exel.

D.  AUTHORIZATION
    -------------

    All work must be authorized in writing by Brian O'Hara or Brian Walford.

E.  INVOICING
    ---------

    Consultant shall submit invoices (original and two copies) not more frequently than monthly in accord with Section 2 of the Agreement to:

    Exel Limited
    Ninth Floor, Cumberland House
    One Victoria Street
    Hamilton, HMJX Bermuda

    Attention:  Brian O'Hara
                ------------

F.  CONSULTANT'S ADDRESS.  Consultant's address is:
    ---------------------  John W. Weiser
                           23 Spring Rd.
                           Kentfield, CA 94904